Exhibit 99.01

Seneca Biopharma Reports Third Quarter 2019 Fiscal Results

GERMANTOWN, Md., November 14, 2019 – Seneca Biopharma, Inc. (Nasdaq:SNCA), a clinical-stage biopharmaceutical company developing novel treatments for various diseases of high unmet medical need, reported its financial results for the three and nine months ended September 30, 2019.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Name change to Seneca Biopharma, Inc. (SNCA) in October 2019;
•	Signed non-binding term sheet for an exclusive license to a pipeline of monoclonal antibody product candidates for a range of auto-immune and other diseases;
•	Completed $7.5 million underwritten public offering; and
•	Regained compliance with the NASDAQ listing requirements.

“We are pleased at the progress we have made to reshape our company. Changing our name to Seneca Biopharma, Inc. is symbolic of our new focus and direction. Additionally, with our recently announced non-binding term sheet with Jiangsu QYuns Therapeutics Co., Ltd., we have accomplished one of our primary objectives in moving forward with the transformation of the Company” said Ken Carter, Executive Chairman of Seneca.

Financial Results for the Quarter Ended September 30, 2019

Research and Development Expenses: R&D expenses for the quarter ended September 30, 2019 decreased to $0.8 million versus the comparable period of 2018 of $0.9 million. The decrease reflects reduced clinical activities offset by increases in costs of identification and evaluation of strategic program opportunities.

R&D expenses for the nine months ended September 30, 2019 increased by $0.2 million, 7%, to $3.3 million from $3.1 million over the comparable period of 2018. This increase was primarily attributable to increases in costs of identification and evaluation of strategic program opportunities, a $0.5 million write-off related to an employee payable in connection with such employee’s termination, and partially offset by a decrease in clinical costs.

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General and Administrative Expenses: G&A expenses for the quarter ended September 30, 2019 increased by $0.1 million to $1.3 million, or 10%, over the $1.2 million reflected in the comparable period of 2018. This increase primarily relates to an increase in non-cash compensation expense which was partially offset by a decrease in tax expense.

G&A expenses for the nine months ended September 30, 2019 decreased by $0.4 million to $3.2 million, or 13%, from $3.6 million reflected in the comparable period of 2018. This decrease is the result of general expense reduction efforts across multiple areas including consulting, outside services, tax and insurance expense as well as an increase in non-cash compensation expense.

Net Loss: Net loss for the quarter ended September 30, 2019 was $1.8 million, or $0.59 per share, compared to a loss of $1.8 million, or $2.41 per share, for the comparable period of 2018. Weighted average shares outstanding were 3.0 million shares at September 30, 2019 compared to 0.76 million shares at September 30, 2018.

Net loss for the nine months ended September 30, 2019 was $6.3 million, or $4.80 per share, compared to a loss of $4.6 million, or $6.08 per share, for the comparable period of 2018. Weighted average shares outstanding were 1.3 million shares at September 30, 2019 compared to 0.76 million shares at September 30, 2018.

All per share numbers have been retroactively adjusted for our 1-for-20 reverse stock split.

The net loss in the three and nine-month periods of 2018 were positively impacted by reductions in the derivative liabilities related to outstanding warrants reflected on the September 30, 2018 statement of operations of $0.2 and $1.8 million, respectively. The corresponding 2019 three- and nine-month periods also reflect reduced derivative liabilities with the impact reflected on the statement of operations in the amounts of $0.3 and $0.4 million, respectively.

Cash Position and Liquidity: At September 30, 2019, cash, cash equivalents and short-term investments were $7.3 million as compared to $5.8 million at December 31, 2018. The Company anticipates its existing cash, cash equivalents to fund its operations, based on its current operating plans, into the third quarter of 2020.

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Seneca Biopharma, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,299,836	$5,787,110
Trade and other receivables	61,154	294,057
Current portion of related party receivable, net of discount	-	63,938
Prepaid expenses	605,312	363,288
Total current assets	7,966,302	6,508,393

Property and equipment, net	51,943	90,311
Patents, net	688,127	763,543
Related party receivable, net of discount and current portion	-	298,238
ROU and other assets	237,141	23,965
Total assets	$8,943,513	$7,684,450

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,181,364	$832,564
Short term note and other current liabilities	400,016	218,602
Total current liabilities	1,581,380	1,051,166

Warrant liabilities, at fair value	166,938	583,734
Lease liability, net of current portion	152,632	-
Total liabilities	1,900,950	1,634,900

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 200,000 and 1,000,000 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	2,000	10,000
Common stock, $0.01 par value; 300,000,000 shares authorized, 2,818,291 and 910,253 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	28,183	9,103
Additional paid-in capital	226,957,990	219,654,753
Accumulated other comprehensive loss	(7,670)	(413)
Accumulated deficit	(219,937,940)	(213,623,893)
Total stockholders' equity	7,042,563	6,049,550
Total liabilities and stockholders' equity	$8,943,513	$7,684,450

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Seneca Biopharma, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues	$2,500	$2,500	$12,894	$257,500

Operating expenses:
Research and development expenses	825,486	897,098	3,294,402	3,081,319
General and administrative expenses	1,301,189	1,188,076	3,217,613	3,630,822
Total operating expenses	2,126,675	2,085,174	6,512,015	6,712,141
Operating loss	(2,124,175)	(2,082,674)	(6,499,121)	(6,454,641)

Other income (expense):
Interest income	15,234	17,619	55,086	54,882
Interest expense	(1,913)	(1,498)	(4,437)	(4,190)
Change in fair value of derivative instruments	320,785	236,270	416,796	1,805,319
Other income (expense)	26,935	-	(282,371)	(5,667)
Total other income	361,041	252,391	185,074	1,850,344

Net loss	$(1,763,134)	$(1,830,283)	$(6,314,047)	$(4,604,297)

Net loss per share - basic and diluted	$(0.59)	$(2.41)	$(4.80)	$(6.08)

Weighted average common shares outstanding - basic and diluted	2,975,779	758,575	1,316,597	757,221

Comprehensive loss:
Net loss	$(1,763,134)	$(1,830,283)	$(6,314,047)	$(4,604,297)
Foreign currency translation adjustment	(4,501)	(512)	(7,257)	(2,001)
Comprehensive loss	$(1,767,635)	$(1,830,795)	$(6,321,304)	$(4,606,298)

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About Seneca Biopharma, Inc.

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for various diseases of high unmet medical need. The Company is in the process of transforming the organization through the acquisition or in-licensing of new science and technologies, to develop with the goal of providing meaningful therapies for patients.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Seneca’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, as well as our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Hibiscus Bioventures

josh@hibiscusbio.com

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